UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) September 6, 2006

OAKMONT ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51423	20-2679740
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Bloomfield Hills Pkwy., Ste. 240

Bloomfield Hills, MI 48304

(Address of Principal Executive Offices) (Zip Code)

(248) 220-2001

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Purchase Agreement

Effective September 5, 2006, Oakmont Acquisition Corp. (the “Company”) entered into an Amended and Restated Asset Purchase Agreement (the “Amended and Restated Agreement”), with One Source Equipment Rentals, LLC, an Indiana LLC, One Source Equipment Rentals of Lafayette, LLC, an Indiana LLC, One Source Equipment Rentals of Dayton, LLC, an Ohio, LLC, One Source Equipment Rentals of Morton, LLC, an Illinois, LLC, One Source Equipment Rentals of Decatur, LLC, an Illinois LLC, One Source Equipment Rentals of Granite City, an Illinois LLC (collectively, the “Sellers”), and all of the members of the Sellers (the “Members”), providing for the purchase by the Company from the Sellers of substantially all of their operating assets. The Amended and Restated Agreement amends certain terms of the Purchase Agreement, dated as of July 28, 2006 (the “Original Agreement”), between the Company, the Sellers and the Members. The entry into the Original Agreement was reported by the Company on a Current Report on Form 8-K dated and filed with the Securities and Exchange Commission on August 1, 2006.

The Amended and Restated Agreement corrects certain drafting errors in the Original Agreement, including:

(a) the removal of any reference to the Company preparing or filing a Registration Statement relating to the registration of any securities issued to Sellers in connection with the transaction;

(b) moving the date upon which the parties can terminate the transactions if closing has not occurred from August 15, 2006 to November 30, 2006; and,

(c) certain other typographical errors.

Item 9.01 Financial Statements Exhibits.

(a) Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

OAKMONT ACQUISITION CORP.

By:	/s/ Michael C. Azar
Name:	Michael C. Azar
Title:	President

Date: September 6, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated Asset Purchase Agreement, dated as of September 5, 2006.